Exhibit 99.1

ATVRockN

1420 London Road, Suite 100

Duluth, MN 55805

February 2, 2016

Dilling Investment Group, LLC

111 East Mildred Street

Logansport IN 46947

Attention: Mr. Richard Dilling, President and Mr. Jeff Secrist CFO

Re: Proposal to Purchase Certain Assets of US Centrifuge Systems, LLC

Gentlemen:

This letter (this "Letter") is intended to summarize the principal terms of a proposal being considered by ATVRoc1cN ("Buyer") regarding its possible acquisition of certain of the assets and certain specified liabilities of US Centrifuge Systems, LLC ("Seller"). The possible acquisition is referred to as the "Transaction" and Buyer, Seller and Seller's owner Dilling Group Inc. ("Dilling") are referred to collectively as the "Parties."

1.	Acquisition of Assets and Purchase Price.

(a)	Subject to the satisfaction of the conditions described in this Letter, at the closing of the

Transaction Buyer would acquire the assets set forth on Schedule A (the "Assets") and the liabilities set forth on Schedule B, free and clear of all encumbrances, at the purchase price set forth in Section 1(b). Buyer shall not assume the liabilities set forth on Schedule C.

(b)	The purchase price for the Assets would be $1,064,500 cash (the "Cash Purchase Price"),

payable as follows:

(i)	$100,000 in immediately available funds, non-refundable, paid in cash at the closing of the Transaction, scheduled for 2-12-2016;

(ii)	$882,000 cash payment 90 days from closing date.

(iii)	$82,500 representing the final 50 percent of the Apple re-purchase program funded by Dilling Investment Group payable in 12 month installments

(iv)	Net AR (Open collectable AR less open trade AP) balance, amount to be mutually agreed to between Buyer and Seller at closing, payable in 12 month installments per (iii) schedule. Open trade AP to not include the 2nd half as stated in (iii)

(c)	Buyer has calculated the Purchase Price on the basis of information currently known to

Buyer and on the basis of the following assumptions:

(i)	Current Inventory (WIP and Perpetual) value as of 12-31-2015

(ii)	Current Machinery/Equipment, vehicles and office equipment per 12-31-2015

(iii)	Accumulated Depreciation per Blue and Co fixed asset ledger as of 12-31-2015

(iv)	Net AR balance (AR balance minus AP Trade Liability at closing).

2.	Proposed Definitive Agreement. As soon as reasonably practicable after the execution of this

Letter, the Parties shall commence to negotiate a definitive purchase agreement (the "Definitive Agreement") relating to Buyer's acquisition of the Assets. The Definitive Agreement would include the terms summarized in thjs Letter and such other representations, warranties, conditions, covenants, indemnities and other terms that are customary for transactions of this kind and are not inconsistent with this Letter. The Parties shall also commence to negotiate ancillary agreements, including a bill of sale and an assignment and assumption agreement.

3.	Conditions. Buyer's obligation to close the proposed Transaction will be subject to customary conditions, including:

(a)	Buyer's satisfactory completion of due diligence;

(b)	the Board of Directors of Buyer and the Board of Directors and shareholders of Seller approving the Transaction;

(c)	the Parties' execution of the Definitive Agreement and the ancillary agreements;

(d)	and there being no material adverse change in the business, results of operations, prospects, condition (financial or otherwise) or assets of the Seller.

4.	Termination. This letter will automatically terminate and be of no further force and effect upon the earlier of (1) execution of the Definitive Agreement by Buyer and Seller, (ii) mutual agreement of Buyer and Seller; and (iii) , 2016. Notwithstanding anything in the previous sentence, sections 5, 6 and 8 shall survive the termination of this Letter and the termination of this Letter shall not affect any rights any Party has with respect to the breach of this Letter by another Party prior to such termination.

5.	GOVERNING LAW. This Letter (including the attached schedules) shall be deemed for all purposes to be entered into in the State of Indiana and shall be governed by, and construed and enforced in accordance with, the laws of the State of Indiana. Each party hereto submits to the exclusive] urisdietion of the federal and state courts sitting in the County of Marion, State of Indiana in connection with any action, suit or proceeding related to this Letter or the matters contemplated hereby, and irrevocably and unconditionally waives any objectionto the laying of such venue of any such action, suit or proceeding brought in any such court and any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

6.	Confidentiality. This existence of this Letter (including the attached schedules) and the terms and conditions hereof and thereof shall be treated as strictly confidential and shall not be disclosed, directly or indirectly, to any person or entity except (i) to the parties' respective officers, directors, affiliates, managers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives that need to review such terms for the purpose of evaluating, negotiating or finalizing the Transaction or any other matter in connection therewith, (ii) as may be required by law, including securities laws, or, in the event any party is served with legal process seeking disclosure, disclosure pursuant to such legal process if such party first has notified the other party in writing of such legal process and has cooperated with the other party to the fullest extent possible in seeking to prevent the disclosure, (i11) in connection with the exercise of any remedies hereunder or any suit action or proceeding relating to this Letter or the enforcement of rights hereunder or (iv) upon prior written consent of each other Party (to be given in such party's sole discretion)..

7.	No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Letter.

8.	Expenses. The Parties will each pay their own transaction expenses in connection with this Letter,

including the fees and expenses of investment bankers and other advisors, incurred in connection with the proposed Transaction.

9.	No Binding Agreement. This Letter reflects the intention of the Parties, but for the avoidance of doubt neither this Letter nor its acceptance shall give rise to any legally binding or enforceable obligation on any Party, except with regard to paragraphs 4 through 10 hereof. No contract or agreement providing for any transaction involving the Business shall be deemed to exist between Seller and Buyer and any of its affiliates unless and until a final definitive agreement has been executed and delivered.

10.	Miscellaneous. This Letter may be executed in counterparts, each of which shall be deemed to be an original, but all of winch together shall constitute one agreement, The headings of the various sections of this Letter have been inserted for reference only and shall not be deemed to be a part of this Letter.

[SIGNATURE PAGE FOLLOWS]

If you are in agreement with the terms set forth above and desire to proceed with the proposed Transaction on that basis, please sign this Letter in the space provided below.

Very truly yours,

ATVRockN

By: /s/ Tim Moody

Name: Tim Moody

Title: President

Agreed to and accepted:

Dilling Investment Group, LLC

By: /s/ Richard Dilling

Name: Richard Dilling

Title: President

US Centrifuge Systems, LLC

By: /s/ Steve Wallace

Name: Steve Wallace

Title: President

Schedule A

Purchased Assets

1. 6 Apple centrifuge machines

2. Rights to execute the bill of sale agreement with Apple for the remaining 18 A560 Units in Mesa AZ

3. 12131 Balance Sheet -Perpetual Inventory

4. 12/31 Balance Sheet - WIP Inventory

5. Machinery and Equipment

6. Vehicles

7, Office Equipment and Software

8. Accumulated Depreciation from Blue and Co Report

9. Accounts Receivable at closing

Schedule B

Assumed Liabilities

1). Accounts Payable Trade Buyer will keep Accounts AP trade liability.

Schedule C

Excluded Liabilities

1. All accounts payable due and owing to Dilling Group Inc. and its affiliated entities.

2. Claims Resource Group claim to recover GTAT bankruptcy claims purchased 11-24-2014.

3. All AP trade related to legal fees for the Alabama Lawsuit litigation and bankruptcy case,